Exhibit 24
Farmers National Banc Corp.
Limited Power of Attorney
Registration Statement on Form S-1
     We, the undersigned directors and officers of Farmers National Banc Corp. (the “Company”), and each of us, do hereby constitute and appoint Frank L. Paden, Carl D. Culp and John S. Gulas, or any of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of a Registration Statement on Form S-1, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
     Effective the 25th day of May, 2010, unless otherwise indicated below.

/s/ Frank L. Paden	/s/ Carl D. Culp

Frank L. Paden	Carl D. Culp
President, Secretary and Director	Executive Vice President and Treasurer
(principal executive officer)	(principal financial officer and principal accounting officer)

/s/ Benjamin R. Brown	/s/ Anne Fredrick Crawford

Benjamin R. Brown	Anne Frederick Crawford
Director	Director

/s/ James R. Fisher	/s/ Joseph D. Lane

James R. Fisher	Joseph D. Lane
Director	Director

/s/ Ralph D. Macali	/s/ Earl R. Scott

Ralph D. Macali	Earl R. Scott
Director	Director

/s/ Ronald V. Wertz

Ronald V. Wertz
Director